Exhibit 99.1

For Immediate Release

Contact:	Mike Morache — President and CEO Larry Betterley — Sr. VP and CFO Steve Schuster — VP and Treasurer 952.832.1000
PLATO Learning, Inc. Reports
Third Quarter Fiscal Year 2005 Results
MINNEAPOLIS, MN — September 1, 2005 — PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K-adult computer-based and e-learning solutions, today announced revenues for its third quarter ended July 31, 2005, totaling $31.2 million. This represents a $9.4 million or a 23% decrease versus the $40.6 million reported for the comparable period of fiscal 2004.
Net loss for the third quarter of 2005 was $(0.3) million, or $(0.01) per share, as compared to net earnings of $6.7 million, or $0.29 per share, for the same period of 2004. Net loss, excluding restructuring and other charges, was $(0.1) million for the third quarter of 2005.
Gross margin was 60.8% for the third quarter versus 71.7% in the third quarter of 2004. The lower gross margin was primarily driven by a decrease in high gross margin license fee revenue. Operating expenses, excluding restructuring and other charges, declined 15% for the quarter from 2004. The decrease resulted from cost reduction actions initiated throughout 2004 and 2005, realignment of service resources from sales support to billable activities, and reduced variable costs associated with the reduced revenue. Restructuring and other charges for the quarter primarily include severance payments.
Revenues for the nine months ended July 31, 2005, were $88.1 million, an 11% decrease from 2004. Net loss for the period was $(13.8) million, or $(0.59) per share, compared to a net loss of $(4.0) million, or $(0.18) per share in 2004. Net loss, excluding restructuring and other charges of $3.1 million, was $(10.7) million, or $(0.46) per share for the nine months ended July 31, 2005. Restructuring and other charges year to date primarily include severance payments, facility closing costs, and amounts paid to terminated executives under employment agreements.
Mike Morache, PLATO Learning President and CEO, said, “Since we provided updated third quarter financial guidance in early August, we have continued to examine the cause of our revenue decline and take actions for improvements. We have confirmed our initial thoughts that the decline is primarily due to low sales productivity, caused by changes in sales processes, procedures and organization implemented earlier this year, and by attrition of sales personnel. Also, some orders moved to future periods as a result of funding delays.”
“The learning process related to implemented changes is ongoing and, while improvements are being made, we anticipate that our sales performance for fourth quarter will also be affected. Funding delays in one or more states could continue as well. As a result, we expect our financial performance to be lower in fourth quarter 2005 than in 2004, with revenues expected to be between $33.0 million and $36.0 million. Net earnings for the quarter, excluding restructuring and other charges, are expected to be between $1.5 million and $4.0 million. We continue to evaluate the implications of 2005 results on next year’s outlook and will provide guidance for fiscal year 2006 during our fourth quarter 2005 conference call.” said Morache.
“Due to our lower financial performance this year, additional actions are being taken to reduce costs. Actions have been initiated to shift a significant portion of our development activities from the United States to an offshore location, which will result in dramatically lower development costs per hour, improved quality, and higher productivity. We have also initiated actions to further downsize our U.K. operations to eliminate that entity’s losses going forward. These decisions will allow us to continue to aggressively pursue our strategy for future growth,” added Morache.
The Company expects both cost reduction actions to be substantially completed during its fourth fiscal quarter 2005. Cash and non-cash restructuring and other charges resulting from these actions could range from $4.0 million to $6.0 million; however, this is subject to change as plans are finalized.
The Company highlighted additional key financial information for the third quarter of 2005:
•	Earnings Before Interest Taxes Depreciation and Amortization (EBITDA), excluding restructuring and other charges, was $5.1 million for the quarter, compared to $11.3 million for the same period in 2004.

•	Cash, cash equivalents and marketable securities were $38.9 million at July 31, 2005, compared to $31.0 million at July 31, 2004, and $45.5 million at October 31, 2004.

•	Deferred revenue was $41.9 million at July 31, 2005, versus $42.9 million at July 31, 2004, and $51.6 million at October 31, 2004.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release exclude the impact of 2005 restructuring and other charges from our operating results, as well as present EBITDA. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these non-GAAP financial measures to be helpful in assessing the Company’s ongoing operating results. In addition, these non-GAAP financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement, because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.
Quarterly Conference Call
A conference call to discuss this announcement is scheduled for today at 3:45 p.m. (CT). The dial-in number for this call is 1.877.209.0397 in the U.S. and Canada and 1.612.332.0923 for international calls. Please call 10 minutes prior to the start of the call and inform the operator you are participating in PLATO Learning’s quarterly earnings call. Should you be unable to attend the live conference call, a recording will be available to you from 7:15 p.m. (CT) on September 1, 2005, through midnight on September 8, 2005. To access the recording, call 1.800.475.6701 in the U.S. and Canada and 1.320.365.3844 internationally. At the prompt, enter pass code number 790008.
Additionally, investors have the opportunity to listen to the conference call over the Internet through PLATO Learning’s web site at http://www.plato.com/aboutus/investor_calls.asp.
About PLATO Learning
PLATO Learning, Inc. is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The Company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.
PLATO Learning, Inc. is a publicly held company traded as TUTR on the NASDAQ, with trailing 12-month revenues of approximately $131 million. PLATO Learning educational software delivered via networks, CD-ROM, the Internet, and private intranets, is primarily marketed to K—12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs, corporations, and individuals.
PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952.832.1000 or 800.869.2000. The Company has offices throughout the United States, Canada, and the United Kingdom, as well as international distributors in Puerto Rico, South Africa, and the United Arab Emirates. For more information, please visit http://www.plato.com.
This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company’s Annual Report on Form 10-K for the year ended October 31, 2004. Actual results may differ materially from anticipated results.
® PLATO is a registered trademark of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc.

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2005	2004	2005	2004
Revenues:
License fees	$16,747	$25,421	$42,075	$55,693
Subscriptions	4,400	5,812	13,450	15,645
Services	7,440	7,403	26,544	20,937
Other	2,652	1,977	6,054	7,106

Total revenues	31,239	40,613	88,123	99,381

Cost of revenues:
License fees	3,001	3,378	9,302	9,953
Subscriptions	1,780	1,782	6,235	5,522
Services	4,892	4,193	17,126	12,527
Other	2,560	2,157	6,245	6,698

Total cost of revenues	12,233	11,510	38,908	34,700

Gross profit	19,006	29,103	49,215	64,681

Operating expenses:
Sales and marketing	11,520	14,897	38,256	45,875
General and administrative	5,141	4,915	14,193	14,447
Product development	1,227	1,293	3,920	4,842
Amortization of intangibles	1,075	1,112	3,247	3,197
Restructuring and other charges	200	—	3,121	—

Total operating expenses	19,163	22,217	62,737	68,361

Operating income (loss)	(157)	6,886	(13,522)	(3,680)
Interest income	251	41	631	298
Interest expense	(46)	(28)	(89)	(100)
Other expense, net	(209)	(25)	(362)	(109)

Earnings (loss) before income taxes	(161)	6,874	(13,342)	(3,591)
Income tax expense	150	150	450	450

Net earnings (loss)	$(311)	$6,724	$(13,792)	$(4,041)

Earnings (loss) per share:
Basic and diluted	$(0.01)	$0.29	$(0.59)	$(0.18)

Weighted average common shares outstanding:
Basic	23,490	23,012	23,325	22,497

Diluted	23,490	23,556	23,325	22,497

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

	July 31,	October 31,
	2005	2004
	(Unaudited)	(See Note)
ASSETS
Current assets:
Cash and cash equivalents	$38,926	$29,235
Marketable securities	—	12,615
Accounts receivable, net	28,468	41,852
Prepaid expenses and other current assets	11,510	9,460

Total current assets	78,904	93,162
Long-term marketable securities	—	3,608
Equipment and leasehold improvements, net of accumulated depreciation and amortization of $12,665 and $10,361, respectively	6,717	7,946
Product development costs, net of accumulated amortization of $24,166 and $18,835, respectively	18,810	17,116
Goodwill	71,589	71,267
Identified intangible assets, net	33,228	39,432
Other assets	920	213

Total assets	$210,168	$232,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,294	$5,196
Accrued employee salaries and benefits	8,918	8,772
Accrued liabilities	5,996	6,383
Deferred revenue	36,122	43,042

Total current liabilities	54,330	63,393
Long-term deferred revenue	5,824	8,533
Deferred income taxes	1,772	1,322
Other liabilities	65	46

Total liabilities	61,991	73,294

Stockholders’ equity:
Common stock, $.01 par value, 50,000 shares authorized; 23,562 shares issued and 23,542 shares outstanding at July 31, 2005; 23,095 shares issued and 23,075 shares outstanding at October 31, 2004	235	231
Additional paid in capital	165,803	162,956
Treasury stock at cost, 20 shares	(205)	(205)
Accumulated deficit	(16,642)	(2,850)
Accumulated other comprehensive loss	(1,014)	(682)

Total stockholders’ equity	148,177	159,450

Total liabilities and stockholders’ equity	$210,168	$232,744

Note: The balance sheet at October 31, 2004 has been derived from our audited financial statements at that date.

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended
	July 31,
	2005	2004
Operating activities:
Net loss	$(13,792)	$(4,041)

Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	450	450
Amortization of capitalized product development costs	5,521	5,160
Amortization of identified intangible and other noncurrent assets	6,318	5,706
Depreciation and amortization of equipment and leasehold improvements	2,637	2,600
Provision for doubtful accounts	1,291	1,522
Stock-based compensation	39	217
Loss on disposal of equipment	65	79
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	12,093	(357)
Prepaid expenses and other current and noncurrent assets	(2,924)	(2,184)
Accounts payable	(1,902)	(1,566)
Accrued liabilities, accrued employee salaries and benefits and other liabilities	(150)	(3,210)
Deferred revenue	(9,629)	3,789

Total adjustments	13,809	12,206

Net cash provided by operating activities	17	8,165

Investing activities:
Acquisitions, net of cash acquired	—	2,460
Capitalized product development costs	(7,906)	(6,830)
Purchases of equipment and leasehold improvements	(1,450)	(1,880)
Purchases of marketable securities	(9,266)	(387)
Sales and maturities of marketable securities	25,544	256

Net cash provided by (used in) investing activities	6,922	(6,381)

Financing activities:
Net proceeds from issuance of common stock	2,271	1,812
Repurchase of common stock	—	(205)
Repayments of capital lease obligations	(185)	(54)

Net cash provided by financing activities	2,086	1,553

Effect of currency exchange rate changes on cash and cash equivalents	666	(160)

Net increase in cash and cash equivalents	9,691	3,177
Cash and cash equivalents at beginning of period	29,235	23,834

Cash and cash equivalents at end of period	$38,926	$27,011

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Revenues	Quarter Ended			Nine Months Ended
($000's)	July 31,			July 31,
	2005	2004	% Change	2005	2004	% Change
License fees	$16,747	$25,421	-34%	$42,075	$55,693	-24%
Subscriptions	4,400	5,812	-24%	13,450	15,645	-14%
Services	7,440	7,403	0%	26,544	20,937	27%
Other	2,652	1,977	34%	6,054	7,106	-15%

	$31,239	$40,613	-23%	$88,123	$99,381	-11%

Operating Expenses		Quarter Ended July 31,
($000's)	2005		2004
		% of		% of
		Revenue		Revenue	% Change
Total operating expenses	$19,163	61%	$22,217	55%	-14%
Restructuring and other charges	(200)		—

Operating expenses before restructuring and other charges	$18,963	61%	$22,217	55%	-15%

	Nine Months Ended July 31,
	2005		2004
		% of		% of
		Revenue		Revenue	% Change
Total operating expenses	$62,737	71%	$68,361	69%	-8%
Restructuring and other charges	(3,121)		—

Operating expenses before restructuring and other charges	$59,616	68%	$68,361	69%	-13%

Net Earnings (Loss)	Quarter Ended		Nine Months Ended
($000's, except per share amounts)	July 31,		July 31,
	2005	2004	2005	2004
Net earnings (loss)	$(311)	$6,724	$(13,792)	$(4,041)
Add back restructuring and other charges	200	—	3,121	—

Net earnings (loss) before restructuring and other charges	$(111)	$6,724	$(10,671)	$(4,041)

Weighted average common shares outstanding - Basic	23,490	23,012	23,325	22,497

Diluted	23,490	23,556	23,325	22,497

Earnings (loss) per share before restructuring and other charges -
Basic	$—	$0.29	$(0.46)	$(0.18)

Diluted	$—	$0.29	$(0.46)	$(0.18)

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Order Size	Quarter Ended July 31,
($000's)	2005		2004		% Change
	Number	Value	Number	Value	Number	Value
$100 to $249	40	$6,370	52	$7,699	-23%	-17%
$250 or greater	10	4,709	18	13,506	-44%	-65%

	50	$11,079	70	$21,205	-29%	-48%

	Nine Months Ended July 31,
	2005		2004		% Change
	Number	Value	Number	Value	Number	Value
$100 to $249	77	$11,920	122	$17,969	-37%	-34%
$250 or greater	31	14,693	43	29,543	-28%	-50%

	108	$26,613	165	$47,512	-35%	-44%

EBITDA (excluding restructuring and other charges) ($000’s)

					Twelve Months
					Ended
	Q3-2005	Q2-2005	Q1-2005	Q4-2004	July 31, 2005

Net earnings (loss)	$(311)	$(2,954)	$(10,527)	$2,213	$(11,579)
Income taxes	150	150	150	1,580	2,030
Interest expense	46	28	15	22	111
Depreciation and amortization	4,990	4,502	4,984	4,481	18,957
Restructuring and other charges	200	632	2,289	—	3,121

	$5,075	$2,358	$(3,089)	$8,296	$12,640

					Twelve Months
					Ended
	Q3-2004	Q2-2004	Q1-2004	Q4-2003	July 31, 2004

Net earnings (loss)	$6,724	$(3,230)	$(7,535)	$3,276	$(765)
Income taxes	150	150	150	1,744	2,194
Interest expense	28	37	35	16	116
Depreciation and am	ortization 4,388	4,623	4,455	2,854	16,320
Restructuring and o	ther
charges	—	—	—	—	—

	$11,290	$1,580	$(2,895)	$7,890	$17,865